UNITED STATES
              SECURITIES AND EXCHANGE COMMISSION

                                  SEC  File No: 000-23319

                          FORM 12b-25

                  NOTIFICATION OF LATE FILING


        FORM 10-QSB FOR THE PERIOD ENDING June 30, 1998


PART I - REGISTRANT INFORMATION

Full Name of Registrant

Avani International Group Inc.

Address of Principal Executive Offices

#328-17 Fawcett Road, Coquitlam, B.C. (Canada) V3K 6V2

PART II - Rule 12b-25(b) and (c)

The registrant seeks relief pursuant to Rule 12b-25(c) and represents that the subject report could not be filed without an unreasonable effort as described in Part III.

(a)  See Part III.
(b) The subject report will be filed on or before August 20, 1998.
(c)  No attachments

PART III - NARRATIVE

Due to unforeseen events the Company is unable to complete its Form 10-QSB. Consequently, the Company could not complete the Form 10-QSB without an unreasonable effort and expense.

PART IV - OTHER INFORMATION

(1) Name and telephone number of person to contact in regard to this notification.

Peter Khean (604)-525-2386

(2) Have all other reports required to be filed under Section 13 or 15(d) of the Securities Exchange Act of 1934 or Section 30 of the Investment Company Act of 1940 during the preceding 12 months (or for such shorter) period that the registrant was required to file such reports) been filed?

Yes.

(3) Is it anticipated that any significant change in results in operations from the corresponding period for the last fiscal year will be reflected by the earnings statements to be included in the subject report or portion thereof?

Due  to  the  preliminary  nature of the  Company's  financial statements,  the  Company  can not state  with  certainty  any
significant   change  in  results  in  operations   from   the
corresponding period for the last fiscal year.

                AVANI INTERNATIONAL GROUP INC.

August 14, 1998                         /s/ Peter Khean
                                         President